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Exhibit 10.34

    AGREEMENT FOR SALE

    THIS AGREEMENT FOR SALE (herein "Agreement"), is entered into this 1st day of August 1995, between PHOENIX ASSOCIATES, a Nevada limited partnership (herein "Seller"), MARKET GAMING, INC., a Nevada corporation (herein "Buyer"), and E-T-T, INC., a Nevada corporation (herein "Guarantor").

RECITALS:

    WHEREAS, Seller is the Lessee under a certain Lease Agreement (herein "Lease"), dated February 9, 1994, between The 1993 Samuel Josephson Revocable Family Trust, Under Declaration of Trust, dated September 3, 1993 (herein, "Landlord"), and Seller, a copy of which is attached hereto as Exhibit "1," incorporated herein and made a part of this Agreement;

    WHEREAS, said Lease is for the building currently known as "Lucky Strike Casino & Bowl," formerly known as "Henderson Bowl," and commonly described as 642 South Boulder Highway, Henderson, Nevada (herein "Premises"). A true and correct legal description of the Premises is attached to Exhibit "1" as Exhibit "A";

    WHEREAS, Seller is the owner of a certain parcel of real property located adjacent to the Premises (the "Fee Simple Parcel"). A true and correct legal description of the Fee Simple Parcel is attached hereto as Exhibit "2";

    WHEREAS, Seller desires to sell, assign, and transfer all right, title, and interest under said Lease and to said Fee Simple Parcel to Buyer; and

    WHEREAS, Buyer desires to purchase and acquire all right, title, and interest, and assume all duties and obligations of Seller pursuant to said Lease and to said Fee Simple Parcel.

    NOW, THEREOFRE, the parties agree as follows:

    1.  ASSIGNMENT. Seller agrees to assign all its right, title, and interest and delegate all its duties in the Lease to Buyer. Buyer agrees to accept the assignment of rights and delegation of duties therein, and assume and be bound by all subject to all terms and conditions of the Lease.

    2.  SALE. Seller agrees to sell all its right, title, and interest in the Fee Simple Parcel to Buyer. Buyer agrees to purchase the Fee Simple Parcel from Seller subject only to taxes not in arrears and such exceptions to title as are attached hereto on Exhibit "3" (the "Permitted Exceptions").

    3.  ESCROW. The transactions provided for herein shall be closed through an escrow at United Title Company ("Escrowee") and Buyer and Seller shall execute and deliver to Escrowee such standard forms of escrow instructions as Escrowee may request with respect thereto.

    4.  CLOSING CONDITION. Buyer's and Seller's obligations hereunder are subject to and conditioned upon satisfaction of the following condition (the "Closing Condition" on or before one hundred twenty days (120 days) from the date hereof. Seller's eviction of Henderson Bowl, Inc. ("HBI") from the Premises and ability to deliver possession of the Premises to Buyer as the closing or Seller's entry into an agreement with HBI establishing arrangements for HBI to remain at the Premises for an agreed-upon period and for HBI's subsequent departure from the Premises. Any such agreement shall have been approved in writing by Buyer in its sole and absolute discretion. This contingency would also be considered satisfied despite the filing of a lawsuit or insolvency proceeding by HBI and/or its principal, Robert Moore, provided that possession of the Premises is not at issue.

    5.  CLOSING. The closing of this transaction shall take place at the law offices of Berkley & Gordon, at 732 South Sixth Street, Suite 100, Las Vegas, Nevada 89101, upon satisfaction of the Closing Condition and thereafter on or before the earlier of five days (5 days) from Buyer's receipt of all requisite licenses for the operation of the Premises or one hundred twenty days (120 days) from the date of this Agreement. Buyer covenants to submit its application(s) for all such licenses within five days (5 days) of mutual execution and delivery hereof. At the time of closing, Seller shall execute and deliver to Buyer such instruments as may be necessary to transfer to the Buyer the Lease and Premises and the Fee Simple Parcel referred to herein and Seller shall deliver to Buyer at Seller's expense a CLTA policy of title insurance with respect to the Fee Simple Parcel showing liens of record only for the Permitted Exceptions. All such instruments will effectively transfer to Buyer all title and rights as the Seller has in the leasehold and the Fee Simple Parcel referred to herein.

    6.  PURCHASE PRICE. Buyer agrees to pay the sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) to the Seller for Seller's leasehold interest in the Premises and the Fee Simple Parcel described herein. Said sum shall be paid as provided in Paragraph 7 below, with the balance due in cash or certified funds at closing and shall be allocated FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) to the leasehold interest in the Premises and TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) to the Fee Simple Parcel; provided, however, that Buyer shall have no right to purchase hereunder either the leasehold interest in the Premises or the Fee Simple Parcel without purchasing the other.

    7.  DEPOSITS. Concurrently with mutual execution and delivery hereof, Buyer shall pay to Seller the sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) as the initial deposit for its purchases hereunder. Hereafter, Buyer shall deposit with Escrowee an additional ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) monthly on the first day of each month. Prior to satisfaction of the Closing Condition, FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) of each such monthly deposit shall be released to Seller by Escrowee upon Escrowee's receipt of such deposit. Upon satisfaction of the Closing Condition or at the closing, all deposits still held by Escrowee shall immediately be released to Seller and any future monthly deposits provided for hereinabove shall, upon receipt by Escrowee, be immediately released to Seller. All deposits received by Seller shall be credited to the purchase price at the closing and neither party shall have any further rights against the other hereunder. In the event that the transactions subject hereto fail to close due to the default of Seller or due to the failure of the Closing Condition to be satisfied, all deposits held by Escrowee and all deposits received by Seller shall promptly be refunded to Buyer and neither party shall have any further rights against the other hereunder.

    8.  PRO-RATIONS. All expenses associated with the Lease and the Fee Simple Parcel shall be pro-rated as of the date of closing.

    9.  REPRESENTATIONS OF SELLER. The Seller makes the following representations and warranties to the Buyer, all of which survive the closing:

      (a)  Seller is a validly existing Nevada limited partnership, authorized pursuant to the laws of the State of Nevada to do business therein;

      (b)  Seller is now the tenant under the Lease attached hereto as Exhibit "1," and that Exhibit "1" is a true copy of the Lease on the Premises. Seller further represents that it has the right to assign said Lease without the approval of the Landlord, provided that no such assignment shall in any way relieve Seller of its obligations under the Lease.

      (c)  Seller is the owner of the Fee Simple Parcel.

      (d)  Seller has entered into no other presently executory contract related to the leasehold or the Fee Simple Parcel referred to herein.

      (e)  There are no judgments, liens, actions, or proceedings pending or threatened against the Seller, the Premises, or the Fee Simple Parcel that would prevent the consummation of this Agreement.

      (f)  The required approval of the Seller's partners to enter into this Agreement has been obtained.

      (g)  There are no material violations of any kind pending or threatened against the Premises or the Fee Simple Parcel which would prevent the consummation of this transaction.

      (h)  Seller will not be rendered insolvent by the transfer contemplated by this Agreement, and that the Seller is able to meet its business obligations as they become due.

      (i)  There are no zoning restrictions for construction or reconstruction that would prevent the Buyer form using the Premises for the purpose of gaming.

      (j)  The Lease contains an option to purchase the Premises, which seller currently possesses under the Lease and can assign to Buyer herein.

    10.  REPRESENTAIONS OF BUYER. Buyer makes the following representations and warranties to the Seller, all of which survive the closing:

    (a)  Buyer is a corporation duly organized and authorized to do business pursuant to the laws of the State of Nevada.

    (b)  Buyer possesses the necessary corporate authority to enter into this Agreement and perform as contemplated herein.

    (c)  Buyer possesses the necessary financial ability to conclude the transaction contemplated by this Agreement.

    (d)  Buyer understands and agrees to assume all of the duties and obligations as tenant under the Lease.

    11.  BROKERS. The parties acknowledge and warrant that no brokers are involved in this transaction, and that each party will indemnify and hold the other harmless against any claims, including attorney fees, arising from the breach of this provision.

    12.  INDEMNIFICATION BY BUYER IN THE EVENT OF DEFAULT UNDER LEASE. Buyer understands and acknowledges that Seller remains liable in the event of default under the Lease. In the event Landlord seeks to recover damages from Seller due to a subsequent default by Buyer under the Lease, Buyer agrees to wholly indemnify and hold Seller harmless against such claims, demands, damages, or losses, including reasonable attorney fees incurred by Seller.

    13.  INDEMNIFICATION OF SELLER FOR POST-CLOSING CLAIMS. Buyer agrees to indemnify and hold Seller harmless against any and all claims, demands, losses, or damages caused by Buyer's default occurring post-closing, including Seller's reasonable attorney fees.

    14.  LEASE TO BE CURRENT, VALID, AND EFFECTIVE AT CLOSING. Seller warrants to Buyer that at the Closing of this transaction, the Lease shall be current, valid, in full force and effect. Any claims arising from the Lease due Landlord or other third parties that arise pre-closing will be paid by Seller, or paid by Buyer and deducted from the purchase price upon mutual agreement of the parties.

    15.  CAM CHARGES AND CAPITAL IMPROVEMENTS FOR HENDERSON PLAZA; ASSUMPTION OF YESCO SIGN LEASE. The Premises and the Fee Simple Parcel are part of the general development known as the "Henderson Plaza Shopping Center." The Premises constitute a 20% portion thereof and the Fee Simple Parcel upon development thereon will constitute a portion of the developed area of Henderson Plaza Shopping Center (the gross developed square footage upon the Fee Simple Parcel divided by the aggregate developed square footage in all of Henderson Plaza Shopping Center, herein the "Fee Simple Portion"). The Henderson Plaza Shopping Center is owned by Henderson Associates, a Nevada limited partnership (herein "Henderson Associates"). Buyer agrees to pay to Henderson Associates the sum of its 20% pro rata portion for the Premises and (upon development thereon) the Fee Simple Portion of the shopping center CAM charges, as well as its 20%

pro rata portion and (upon development thereon) the Fee Simple Portion of general capital improvements constructed by Henderson Associates for the benefit of the general development area. Buyer further agrees to assume and timely perform Seller's pro rata obligations under the "YESCO Sign Lease" at Henderson Plaza. Buyer's pro rata monthly contribution approximates $3,000 at this time. Buyer has reviewed and approved the YESCO Sign Lease and agrees to be bound by its terms. Seller and Henderson Associates agree to cooperate with Buyer in negotiating said YESCO Sign Lease, or obtaining new signage. This Agreement shall survive the closing of this transaction, shall be performed by Buyer within fifteen days (15 days) of the presentment of invoices, and, for purposes hereof, Henderson Associates shall be deemed a third-party beneficiary of this Agreement. In the event of a default of this provision by Buyer, Henderson Associates is granted the additional right and remedy to suspend the parking and access privileges which the Premises and the Fee Simple Parcel are granted in and to the surrounding general development.

    16.  INDEBTEDNESS HELD BY SELLER. Buyer acknowledges that Seller holds indebtedness evidenced by a promissory note (the "Note") in the approximate current amount to $1,248,000 secured by a deed of trust upon the fee simple interest in the Premises (the "Premises Fee Simple"). Buyer agrees that (i) upon any acquisition of the Premises Fee Simple by Buyer or its principals, Buyer shall concurrently cause the Note to be repaid in its entirety, (ii) prior to any repayment in full of the Note or disposition by Seller of all of its interest therein, Buyer shall cause its principals to assist Seller in Seller's attempts to refinance the Premises Fee Simple or to finance or otherwise sell all of Seller's interest in the Note, including, without limitation, by introducing Seller to Buyer's lending institutions, furnishing to lending institutions from time to time upon request (which Buyer may refuse to provide in its sole and absolute discretion), current financial statements of Buyer, and otherwise cooperating with and assisting Seller in all reasonable respects; and (iii) Seller shall not be required to pay to Guarantor the approximately $198,000 owed to Guarantor by Seller in respect of certain bowling equipment associated with the Premises until the Note has been entirely repaid or sold. Upon sale or repayment of the Note, the $198,000 Note held by Guarantor will be applied as a credit against the Seller's Note on the Lucky Strike. Seller shall use its best efforts to obtain confirmation from the Landlord prior to closing that the option price specified in the Lease shall be adjusted upon exercise to reflect the $198,000 reduction in the payoff of the Seller's underlying Note and deed of trust.

    17.  IMMEDIATE DEVELOPMENT OF FEE SIMPLE PARCEL. Seller shall permit Buyer access to the Fee Simple Parcel prior to the closing and shall permit Buyer to commence construction upon the Fee Simple Parcel prior to the closing; provided, however, that (i) Buyer shall not permit any lien to be placed against the Fee Simple Parcel as a result of its activities and shall immediately cause any such lien to be removed; (ii) Buyer shall obtain all requisite insurance (in reasonably prudent amounts) and permits with respect to its activities under this paragraph; (iii) Buyer shall only conduct such specific activities and construction projects as have been approved by Seller in an additional writing in advance; (iv) Buyer shall indemnify and hold harmless Seller in all manners (including, without limitation, for attorney fees) with respect to the foregoing; and (v) if the transactions contemplated hereby fail to close for any reason, Buyer shall have no right or claim with respect to any improvements upon the Fee Simple Parcel.

    18.  ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties and it may not be changed or amended, except by a writing signed by all parties. Any changes that purport to affect Henderson Associates must be agreed to in writing by it.

    19.  BINDING EFFECT. In addition to the parties hereto, this Agreement shall be binding upon and inure to the benefit of, their respective successors, assigns, agents, and representatives.

    20.  WAIVER. No waiver of any provision of this Agreement and/or right or obligation of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing. A waiver of one breach of this Agreement does not constitute a waiver of subsequent breaches.

    21.  GUARANTEE. Guarantor hereby fully and unconditionally guarantees to all beneficiaries of this Agreement the full and timely performance of all of Buyer's obligations hereunder except that Guarantor does not hereby assume or guarantee any obligations under the Lease. This Guarantee shall survive the closing hereof.

    22.  GOVERNING LAW. This Agreement shall be governed and interpreted according to the laws of the State of Nevada, without regard to the principles of conflict of laws thereof.

    23.  ATTTORNEY FEES. In the event any dispute or controversy arises pursuant to this Agreement, and an action is commenced, whether by arbitration, civil action, insolvency proceeding, or otherwise, the prevailing party therein shall be entitled to recover its actual costs and reasonable attorney fees from the other party, whether such dispute is resolved by judicial or administrative order, settlement, or appeal.

    TIME OF ESSENCE.  Time is of the essence of all of Buyer's and Guarantor's obligations hereunder.

    IN WITNESS WHEREOF, the parties have executed this Agreement at Las Vegas, Nevada, on the day and year written above.

"SELLER"	"BUYER"
PHOENIX ASSOCIATES,	MARKET GAMING, INC., a Nevada
a Nevada limited partnership	corporation

By: /s/ Eli Applebaum	By: /s/ Troy Herbst

Its: President CMI GP	Its: Sec./Treasurer

ACCEPTED	"GUARANTOR"
HENDERSON ASSOCIATES, a Nevada	E-T-T, INC., a Nevada corporation
limited partnership

By: /s/ Eli Applebaum	By: /s/ Troy Herbst

Its: President—CMI GP	Its: Sec./Treasurer

STATE OF NEVADA	) >ss.
COUNTY OF CLARK	)
This instrument was acknowledged before me on July 27, 1995, by Eli Applebaum, as President CMI GP of PHOENIX ASSOCIATES.
[SEAL]	/s/ Mary Fox Marrott
NOTARY PUBLIC

STATE OF NEVADA	) >ss.
COUNTY OF CLARK	)
This instrument was acknowledged before me on July 27, 1995, by Troy Herbst, as Sec/Treas of MARKET GAMING INC.
[SEAL]	/s/ Mary Fox Marrott
NOTARY PUBLIC

STATE OF NEVADA	) >ss.
COUNTY OF CLARK	)
This instrument was acknowledged before me on July 27, 1995, by Eli Applebaum, as President CMI GP of HENDERSON ASSOCIATES.
[SEAL]	/s/ Mary Fox Marrott
NOTARY PUBLIC

STATE OF NEVADA	) >ss.
COUNTY OF CLARK	)
This instrument was acknowledged before me on July 27, 1995, by Troy Herbst, as Sec/Treas of E-T-T, INC.
[SEAL]	/s/ Mary Fox Marrott
NOTARY PUBLIC

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Exhibit 10.34